EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements on Forms Nos. 333-178427, 333-179515, and 333-184625 of MusclePharm Corporation and Subsidiary (the “Company”) of our report dated March 29, 2013 relating to our audit of the consolidated financial statements of the Company, which appears in this Annual Report on Form 10-K of MusclePharm Corporation and Subsidiary as of and for the year ended December 31, 2012.

EKS&H LLLP

March 29, 2013

Denver, Colorado